UNITED STATES
     SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C. 20549


                  FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934



Date of Report (Date of earliest event
reported)           January 30, 1998


    Krupp Cash Plus-V Limited Partnership


          Massachusetts            0-18498
          04-3021560
(State or other jurisdiction of
(Commission             (IRS employer
incorporation or organization)          file
number)       identification no.)



470 Atlantic Avenue, Boston, Massachusetts
                   02210
(Address of principal executive offices)
                     (Zip Code)



               (617) 423-2233
  (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

Disposition of Spring Valley Marketplace


On December 2, 1997, Berkshire Realty
Enterprise Limited Partnership, an affiliate of the General Partner, as agent for Krupp
Cash Plus-V Limited Partnership (the
"Partnership") and its Joint Venture Partner,
Berkshire Realty Company Inc., (collectively referred to herein as the "Joint Venture
Partners") entered into an Agreement of Sale to sell the Joint Venture's property, Spring
Valley Marketplace, a shopping center
containing 320,684 leasable square feet
located in Spring Valley, New York, to
Kejack, Inc. and its permitted assigns,
which are unaffiliated third parties.
The property was included in a package with thirteen other properties owned by affiliates of the General Partner. The total selling price of the fourteen properties was $138,000,000, of which the Joint Venture
Partners received $29,571,700, less their share of the closing costs. The transaction was consummated on January 30, 1998.

The sale is considered a Terminating Capital
Transaction as defined  by the Partnership
Agreement. Accordingly, the General Partner expects to liquidate and distribute the remaining assets of the Partnership in 1998.








Item 7. Financial Statements and Exhibits

     (a)  Financial Statements of Business
Acquired
        Response: Not applicable

     (b)  Pro Forma Financial Information
        Response: Proforma financial
        statements will befiled nolater than
        March 31, 1998.

     (c)  Exhibits

1. Agreement of Sale dated December 2, 1997 between Berkshire Realty Enterprise Limited
Partnership, agent for Krupp Cash Plus-V
Limited Partnership, and Kejack, Inc. and its permitted assigns.

2.   First Amendment to Agreement of Sale
dated December 12, 1997 between Berkshire
Realty Enterprise Limited Partnership, agent for Krupp Cash Plus-V Limited Partnership, and
Kejack, Inc. and its permitted assigns.

3.   Second Amendment to Agreement of Sale
dated December 14, 1997 between Berkshire
Realty Enterprise Limited Partnership, agent for Krupp Cash Plus-V Limited Partnership, and
Kejack, Inc. and its permitted assigns.

4.  Side letter dated December 17, 1997 from William
S. Gee on behalf of Kejack, Inc. and its permitted assigns to Eli Rubenstein, Esq. on behalf of Berkshire
Realty Enterprise Limited Partnership, agent for Krupp
Cash Plus-V Limited Partnership.

5. Side letter dated January 6, 1998 from William S. Gee on behalf of Kejack, Inc. and its permitted assigns to Eli
Rubenstein, Esq. on behalf of Berkshire Realty Enterprise
Limited Partnership, agent for Krupp Cash Plus-V Limited
Partnership.

SIGNATURE


Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Krupp Cash Plus-V Limited Partnership

(Registrant)




BY:  /s/Wayne H. Zarozny

Wayne H. Zarozny
Treasurer and Chief Accounting Officer of the
Krupp Corporation, an affiliate of the General
Partner.



DATE: February 2, 1998